Exhibit 99.1

Alphabet Announces Fourth Quarter and Fiscal Year 2019 Results
MOUNTAIN VIEW, Calif. – February 3, 2020 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter and fiscal year ended December 31, 2019.
“Our investments in deep computer science, including artificial intelligence, ambient computing and cloud computing, provide a strong base for continued growth and new opportunities across Alphabet,” said Sundar Pichai, Chief Executive Officer of Alphabet and Google. “I’m really pleased with our continued progress in Search and in building two of our newer growth areas — YouTube, already at $15 billion in annual ad revenue, and Cloud, which is now on a $10 billion revenue run rate."
“In 2019 we again delivered strong revenue growth, with revenues of $162 billion, up 18% year over year and up 20% on a constant currency basis,” said Ruth Porat, Chief Financial Officer of Alphabet and Google. “To provide further insight into our business and the opportunities ahead, we’re now disclosing our revenue on a more granular basis, including for Search, YouTube ads and Cloud.”
Expanded revenue disclosures
The table below shows our expanded revenue disclosures for the quarters ended December 31, 2018 and 2019 and the years ended December 31, 2017, 2018 and 2019 (in millions, unaudited):

	Q4		Fiscal Year
	2018	2019	2017	2018	2019
Google Search & other	$23,320	$27,185	$69,811	$85,296	$98,115
YouTube ads(1)	3,605	4,717	8,150	11,155	15,149
Google properties	26,925	31,902	77,961	96,451	113,264
Google Network Members' properties	5,593	6,032	17,616	20,010	21,547
Google advertising	32,518	37,934	95,577	116,461	134,811
Google Cloud	1,709	2,614	4,056	5,838	8,918
Google other(1)	4,771	5,264	10,914	14,063	17,014
Google revenues	38,998	45,812	110,547	136,362	160,743
Other Bets revenues	154	172	477	595	659
Hedging gains (losses)(2)	124	91	(169)	(138)	455
Total revenues	$39,276	$46,075	$110,855	$136,819	$161,857
(1) YouTube non-advertising revenues are included in Google other revenues.
(2) Hedging gains (losses) were previously included in Google revenues.
Q4 and full year 2018 and 2019 financial highlights
The following table summarizes our consolidated financial results for the quarters and years ended December 31, 2018 and 2019 (in millions, except for per share information and percentages; unaudited):

	Quarter Ended December 31,		Year Ended December 31,
	2018	2019	2018	2019
Revenues	$39,276	$46,075	$136,819	$161,857
Increase in revenues year over year	22%	17%	23%	18%
Increase in constant currency revenues year over year	23%	19%	22%	20%

Operating income	$8,221	$9,266	$27,524	$34,231
Operating margin	21%	20%	20%	21%

Other income (expense), net	$1,851	$1,438	$7,389	$5,394

Net income(1)	$8,948	$10,671	$30,736	$34,343
Diluted EPS	$12.77	$15.35	$43.70	$49.16

(1)
Included in net income is the provision for income taxes. Our effective tax rate was 12% and 13% for the years ended December 31, 2018 and 2019, respectively, and was 11% and 0% (reflective of discrete items, including the resolution of multi-year audits) for the quarters ended December 31, 2018 and 2019, respectively.

Q4 2019 supplemental information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC) and number of employees
The following table summarizes our revenues, total TAC and number of employees. Hedging gains (losses), which were previously included in Google revenues, are presented separately.

	Quarter Ended December 31,
	2018	2019
Google Search & other	$23,320	$27,185
YouTube ads(1)	3,605	4,717
Google properties	26,925	31,902
Google Network Members' properties	5,593	6,032
Google advertising	32,518	37,934
Google Cloud	1,709	2,614
Google other(1)	4,771	5,264
Google revenues	38,998	45,812
Other Bets revenues	154	172
Hedging gains (losses)	124	91
Total revenues	$39,276	$46,075

Total TAC	$7,436	$8,501

Number of employees	98,771	118,899

(1)	YouTube non-advertising revenues are included in Google other revenues.
Segment operating results

	Quarter Ended December 31,
	2018	2019
Google operating income	$9,576	$11,459
Other Bets operating loss	($1,328)	($2,026)
Webcast and conference call information
A live audio webcast of our fourth quarter 2019 earnings release call will be available at http://abc.xyz/investor. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. All information provided in this release and in the attachments is as of February 3, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and constant currency revenue growth. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value per share amounts)

	As of December 31,
	2018	2019
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,701	$18,498
Marketable securities	92,439	101,177
Total cash, cash equivalents, and marketable securities	109,140	119,675
Accounts receivable, net of allowance of $729 and $753	20,838	25,326
Income taxes receivable, net	355	2,166
Inventory	1,107	999
Other current assets	4,236	4,412
Total current assets	135,676	152,578
Non-marketable investments	13,859	13,078
Deferred income taxes	737	721
Property and equipment, net	59,719	73,646
Operating lease assets	0	10,941
Intangible assets, net	2,220	1,979
Goodwill	17,888	20,624
Other non-current assets	2,693	2,342
Total assets	$232,792	$275,909
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,378	$5,561
Accrued compensation and benefits	6,839	8,495
Accrued expenses and other current liabilities	16,958	23,067
Accrued revenue share	4,592	5,916
Deferred revenue	1,784	1,908
Income taxes payable, net	69	274
Total current liabilities	34,620	45,221
Long-term debt	4,012	4,554
Deferred revenue, non-current	396	358
Income taxes payable, non-current	11,327	9,885
Deferred income taxes	1,264	1,701
Operating lease liabilities	0	10,214
Other long-term liabilities	3,545	2,534
Total liabilities	55,164	74,467
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 695,556 (Class A 299,242, Class B 46,636, Class C 349,678) and 688,335 (Class A 299,828, Class B 46,441, Class C 342,066) shares issued and outstanding	45,049	50,552
Accumulated other comprehensive loss	(2,306)	(1,232)
Retained earnings	134,885	152,122
Total stockholders’ equity	177,628	201,442
Total liabilities and stockholders’ equity	$232,792	$275,909

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2019	2018	2019
	(unaudited)			(unaudited)
Revenues	$39,276	$46,075	$136,819	$161,857
Costs and expenses:
Cost of revenues	17,918	21,020	59,549	71,896
Research and development	6,034	7,222	21,419	26,018
Sales and marketing	5,100	5,738	16,333	18,464
General and administrative	2,003	2,829	6,923	9,551
European Commission fines	0	0	5,071	1,697
Total costs and expenses	31,055	36,809	109,295	127,626
Income from operations	8,221	9,266	27,524	34,231
Other income (expense), net	1,851	1,438	7,389	5,394
Income before income taxes	10,072	10,704	34,913	39,625
Provision for income taxes	1,124	33	4,177	5,282
Net income	$8,948	$10,671	$30,736	$34,343

Basic earnings per share of Class A and B common stock and Class C capital stock	$12.87	$15.49	$44.22	$49.59
Diluted earnings per share of Class A and B common stock and Class C capital stock	$12.77	$15.35	$43.70	$49.16
Number of shares used in basic earnings per share calculation	695,239	688,806	695,140	692,596
Number of shares used in diluted earnings per share calculation	700,899	695,194	703,285	698,556

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2019	2018	2019
	(unaudited)			(unaudited)
Operating activities
Net income	$8,948	$10,671	$30,736	$34,343
Adjustments:
Depreciation and impairment of property and equipment	2,373	3,082	8,164	10,856
Amortization and impairment of intangible assets	207	331	871	925
Stock-based compensation expense	2,253	2,645	9,353	10,794
Deferred income taxes	55	(208)	778	173
Gain on debt and equity securities, net	(1,237)	(399)	(6,650)	(2,798)
Other	(107)	(473)	(189)	(592)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(2,887)	(4,365)	(2,169)	(4,340)
Income taxes, net	(360)	(3,338)	(2,251)	(3,128)
Other assets	33	166	(1,207)	(621)
Accounts payable	774	814	1,067	428
Accrued expenses and other liabilities	2,157	4,243	8,614	7,170
Accrued revenue share	679	1,072	483	1,273
Deferred revenue	99	186	371	37
Net cash provided by operating activities	12,987	14,427	47,971	54,520
Investing activities
Purchases of property and equipment	(7,081)	(6,052)	(25,139)	(23,548)
Purchases of marketable securities	(12,818)	(19,347)	(50,158)	(100,315)
Maturities and sales of marketable securities	13,581	23,042	48,507	97,825
Purchases of non-marketable investments	(955)	(433)	(2,073)	(1,932)
Maturities and sales of non-marketable investments	407	108	1,752	405
Acquisitions, net of cash acquired, and purchases of intangible assets	(39)	(2,142)	(1,491)	(2,515)
Other investing activities	29	121	98	589
Net cash used in investing activities	(6,876)	(4,703)	(28,504)	(29,491)
Financing activities
Net payments related to stock-based award activities	(1,041)	(1,199)	(4,993)	(4,765)
Repurchases of capital stock	(2,650)	(6,098)	(9,075)	(18,396)
Proceeds from issuance of debt, net of costs	0	0	6,766	317
Repayments of debt	(5)	(47)	(6,827)	(585)
Proceeds from sale of interest in consolidated entities	950	18	950	220
Net cash used in financing activities	(2,746)	(7,326)	(13,179)	(23,209)
Effect of exchange rate changes on cash and cash equivalents	(107)	68	(302)	(23)
Net increase in cash and cash equivalents	3,258	2,466	5,986	1,797
Cash and cash equivalents at beginning of period	13,443	16,032	10,715	16,701
Cash and cash equivalents at end of period	$16,701	$18,498	$16,701	$18,498

Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended December 31, 2019
Net cash provided by operating activities	$14,427
Less: purchases of property and equipment	(6,052)
Free cash flow	$8,375
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions; unaudited):
We provide non-GAAP constant currency revenues and growth because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements and hedging activities, which are not indicative of our core operating results.

	Quarter Ended December 31, 2019
	YoY (using Q4'18's FX rates)	QoQ (using Q3'19's FX rates)
EMEA revenues (GAAP)	$14,099	$14,099
Exclude foreign exchange effect on Q4'19 revenues using Q4'18 rates	363	N/A
Exclude foreign exchange effect on Q4'19 revenues using Q3'19 rates	N/A	55
EMEA constant currency revenues (non-GAAP)	$14,462	$14,154
Prior period EMEA revenues (GAAP)	$12,251	$12,565
EMEA revenue growth (GAAP)	15%	12%
EMEA constant currency revenue growth (non-GAAP)	18%	13%

APAC revenues (GAAP)	$7,482	$7,482
Exclude foreign exchange effect on Q4'19 revenues using Q4'18 rates	(45)	N/A
Exclude foreign exchange effect on Q4'19 revenues using Q3'19 rates	N/A	40
APAC constant currency revenues (non-GAAP)	$7,437	$7,522
Prior period APAC revenues (GAAP)	$6,031	$6,814
APAC revenue growth (GAAP)	24%	10%
APAC constant currency revenue growth (non-GAAP)	23%	10%

Other Americas revenues (GAAP)	$2,666	$2,666
Exclude foreign exchange effect on Q4'19 revenues using Q4'18 rates	99	N/A
Exclude foreign exchange effect on Q4'19 revenues using Q3'19 rates	N/A	57
Other Americas constant currency revenues (non-GAAP)	$2,765	$2,723
Prior period Other Americas revenues (GAAP)	$2,201	$2,290
Other Americas revenue growth (GAAP)	21%	16%
Other Americas constant currency revenue growth (non-GAAP)	26%	19%

United States revenues (GAAP)	$21,737	$21,737
United States revenue growth (GAAP)	16%	16%

Hedging gains (losses)	$91	$91
Revenues (GAAP)	$46,075	$46,075
Constant currency revenues (non-GAAP)	$46,401	$46,136
Prior period revenues, excluding hedging effect (non-GAAP)(1)	$39,152	$40,380
Revenue growth (GAAP)	17%	14%
Constant currency revenue growth (non-GAAP)	19%	14%

(1)
Total revenues and hedging gains (losses) for the quarter ended December 31, 2018 were $39,276 million and $124 million, respectively. Total revenues and hedging gains (losses) for the quarter ended September 30, 2019 were $40,499 million and $119 million, respectively.

Non-GAAP constant currency revenues and growth: We define non-GAAP constant currency revenues as total revenues excluding the effect of foreign exchange rate movements and hedging activities, and we use it to determine the constant currency revenue growth on year-on-year and quarter-on-quarter bases. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging effect recognized in the current quarter. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter non-GAAP constant currency revenues over prior period revenues, excluding any hedging effect recognized in the prior period.

Other income (expense), net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended
	December 31,
	2018	2019
Interest income	$542	$621
Interest expense	(29)	(17)
Foreign currency exchange gain (loss), net	32	40
Gain (loss) on debt securities, net	1,252	4
Gain (loss) on equity securities, net(1)(2)	(15)	395
Performance fees(3)	(18)	7
Gain (loss) and impairment from equity method investments, net	19	460
Other	68	(72)
Other income (expense), net	$1,851	$1,438

(1)
$488 million of the gain on equity securities for Q4 2019 represents unrealized gains on equity investments that we hold. Fluctuations in the value of our investments could significantly contribute to the volatility of OI&E in future periods.

(2)
ASU 2016-01, effective January 1, 2018, requires that all gains and losses, unrealized and realized, on equity security investments are recognized in OI&E. For Q4 2019, the net effect of the gain on equity securities of $395 million and the performance fees reversal of $7 million increased income tax, net income, and diluted EPS by $84 million, $318 million, and $0.46, respectively.

(3)	Q4 2018 results have been recast to reflect the reclassification of performance fees from general and administrative expenses to OI&E to conform to the current period presentation.

Segment results
The following table presents our revenues, operating income (loss), stock-based compensation (SBC), capital expenditures, and depreciation, amortization, and impairment by segment (in millions; unaudited):

	Quarter Ended
	December 31,
	2018	2019
Revenues:
Google(1)	$38,998	$45,812
Other Bets	154	172
Hedging gains (losses)(1)	124	91
Total revenues	$39,276	$46,075

Operating income (loss):
Google(1)	$9,576	$11,459
Other Bets	(1,328)	(2,026)
Reconciling items(1), (2)	(27)	(167)
Total income from operations	$8,221	$9,266

Stock-based compensation(3):
Google	$2,092	$2,503
Other Bets	125	109
Reconciling items(4)	36	32
Total stock-based compensation	$2,253	$2,644

Capital expenditures:
Google	$6,849	$6,593
Other Bets	61	86
Reconciling items(5)	171	(627)
Total capital expenditures	$7,081	$6,052

Depreciation, amortization, and impairment:
Google	$2,499	$3,036
Other Bets	81	320
Reconciling items(4)	0	57
Total depreciation, amortization, and impairment	$2,580	$3,413

(1)
Certain items have been reclassified for the prior period to conform with current period presentation: (i) hedging gains (losses) were previously included in Google revenues, and (ii) performance fees previously included in reconciling items were reclassified from general and administrative expenses to OI&E.

(2)	Reconciling items are generally comprised of corporate administrative costs, hedging gains (losses) and other miscellaneous items that are not allocated to individual segments.

(3)	For purposes of segment reporting, SBC represents awards that we expect to settle in Alphabet stock.

(4)	Reconciling items are primarily related to corporate administrative and other costs that are not allocated to individual segments.

(5)
Reconciling items are related to timing differences of payments, as segment capital expenditures are on an accrual basis while total capital expenditures shown on the Consolidated Statements of Cash Flows are on a cash basis, and other miscellaneous differences.